EXHIBIT 99.1

HLSS Reports EPS of $0.31 and Net Income of $1.3 Million in First Quarter of Operations

GEORGETOWN, Grand Cayman, May 3, 2012 (GLOBE NEWSWIRE) -- Home Loan Servicing Solutions, Ltd.™ ("HLSS" or the "Company") (Nasdaq:HLSS) today reported net income of $1.3 million, or $0.31 per share based on 4.2 million weighted average shares outstanding, for the first quarter of 2012. This compares with a net loss of $27 thousand for the first quarter of 2011 when HLSS was a development stage enterprise. The results for the first quarter of 2012 included 27 days of operations commencing on March 5, 2012 and 64 days as a development stage enterprise.

On January 30, 2012, the Company's Board of Directors declared dividends of $0.10 per share for each of March, April and May 2012. The first monthly dividend following HLSS' Offerings, payable to holders of record on March 30, 2012, was distributed on April 10, 2012 in the amount of $1.1 million (or $0.08 per share prorated for a partial month).

First quarter business performance highlights:

  Completed the initial public offering of 13,333,333 shares and the private placement to William C. Erbey of 714,285 ordinary shares at $14.00 per share, resulting in net proceeds of $180.5 million after underwriting commissions and offering costs.
  Completed the acquisition of the right to receive servicing fees ("Rights to MSRs") and associated servicing advances for $15.2 billion of unpaid principal balance ("UPB") related to subprime and Alt-A mortgage loans from Ocwen.
  Executed a hedge swapping variable rate LIBOR for a fixed rate of 63 bps for a term of 48 months covering the majority of the projected excess of variable rate match funded liabilities over variable rate deposits.
  Generated $0.2 million of net income in excess of the dividend for the partial month of March 2012.
  Reduced delinquencies and improved the ratio of advances to UPB in March to 2.72%.
  Experienced a stable to rising net asset value per share with no valuation or credit related impairments.

Subsequent to the end of the first quarter of 2012:

  Received net proceeds of $1.6 million from the sale of 129,600 shares to cover underwriters' over-allotment.
  Purchased Rights to MSRs and advances from Ocwen on May 1, 2012 related to mortgage loans with an additional $2.9 billion in UPB resulting in a total portfolio of $17.8 billion, up $2.6 billion since closing.

"Results for HLSS' first partial quarter of operations were strong and fully in line with our expectations," said President John Van Vlack. "By reinvesting its strong cash flow from operations to fund the first "flow" transaction with Ocwen on May 1, 2012, HLSS was able to replenish and grow its servicing portfolio."

Chairman William Erbey stated, "As expected, we began our operations fully invested, had strong earnings, stable asset values and generated cash available for distribution of approximately three times the amount of the first dividend, reinforcing our belief that HLSS offers investors a large positive alpha relative to other yield oriented investment alternatives."

For more information on prior releases and SEC Filings, please refer to the "Shareholders" section of our website at www.hlss.com.

Home Loan Servicing Solutions (HLSS) is an internally managed owner of high quality mortgage servicing assets, predominantly mortgage servicing advances and subprime and Alt-A mortgage servicing rights, which are highly overcollateralized with historically stable net asset values. HLSS' primary investment objective is to generate stable, recurring fee based earnings and dividends throughout the economic cycle. For more information, visit www.hlss.com.

The Home Loan Servicing Solutions, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12504

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest rates, governmental regulations and policies, availability of adequate and timely sources of liquidity, our ability to maintain our PFIC status, real estate market conditions and other risks detailed in HLSS' reports and filings with the Securities and Exchange Commission. The forward looking statements speak only as of the date they are made and should not be relied upon. HLSS' undertakes no obligation to update or revise the forward-looking statements.

The following table presents our condensed consolidated results of operations in accordance with U.S. GAAP reconciled to our internally reported financial results.  Our agreements with Ocwen were executed with the intent that we would receive the total amount of the servicing fees collected and that we would pay Ocwen a subservicing fee that is determined based on its collections and advance ratio performance. We evaluate our operating performance and manage our business considering servicing fees collected and subservicing fees paid and maintain our internal management reporting on this basis.

Our total revenues, total operating expenses and income from operations as presented in our Management Reporting shown below should be considered in addition to, and not as a substitute for, total revenues, total operating expenses and income from continuing operations determined in accordance with GAAP.

For the three months ended March 31, 2012:	Condensed Consolidated Results (GAAP)	Adjustments	Management Reporting (Non-GAAP)

Revenue

Servicing fee revenue	$ —	$ 6,461	$ 6,461
Interest income - notes receivable – Rights to MSRs	2,945	(2,945)	—
Professional services	251	—	251
Interest income – other	33	—	33
Total revenue	3,229	3,516	6,745

Operating expenses
Compensation and benefits	396	—	396
Servicing expense	—	2,732	2,732
Amortization of MSRs	—	784	784
General and administrative expenses	231	—	231
Total operating expenses	627	3,516	4,143
Income from operations	$ 2,602	$ —	$ 2,602

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the three months ended March 31,	2012	2011
Revenue
Interest income – notes receivable – Rights to MSRs	$ 2,945	$ —
Interest income – other	33	—
Total interest income	2,978	—
Other revenue	251	—
Total revenue	3,229	—

Operating expenses
Compensation and benefits	396	—
General and administrative expenses	231	27
Total operating expenses	627	27
Income (loss) from operations	2,602	(27)

Other expense
Interest expense	(1,291)	—
Other expense	(1,291)	—

Income (loss) before income taxes	1,311	(27)
Income tax expense	17	—
Net income (loss)	$ 1,294	$ (27)

Earnings (loss) per share
Basic	$ 0.31	$ (1.37)
Diluted	$ 0.31	$ (1.37)

Weighted average ordinary shares outstanding
Basic	4,187,975	20,000
Diluted	4,187,975	20,000

Cash dividends declared per share	$ 0.28	$ —

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	March 31,	December 31,
	2012	2011
Assets
Cash	$ 34,000	$ 283
Match funded advances	408,588	—
Notes receivable – Rights to MSRs	61,674	—
Other assets	42,005	2,860
Total assets	$ 546,267	$ 3,143

Liabilities and Equity
Liabilities
Match funded liabilities	$ 357,353	$ —
Dividends payable	3,939	—
Other liabilities	6,841	3,134
Total liabilities	368,133	3,134

Commitments and Contingencies

Equity
Equity – Ordinary shares, $.01 par value; 200,000,000 and 5,000,000 shares authorized; 14,067,618 and 20,000 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	141	—
Additional paid-in capital	177,709	300
Retained earnings (accumulated deficit)	—	(291)
Accumulated other comprehensive income	284	—
Total equity	178,134	9
Total liabilities and equity	$ 546,267	$ 3,143
CONTACT: James E. Lauter
         Chief Financial Officer
         T: (561) 682-7561
         E: James.Lauter@hlss.com